Exhibit 10.71

Schedule of Executed Lease Agreements
By and Between Sterling House Corporation

Schedule of executed lease Agreements, by and between Sterling House Corporation and NH Texas Properties, LP

Location                                     Date of Lease

1771 Country Club Dr.                       January 14, 1997
Mansfield, TX 76063

7520 Glenview Dr.                           January 14, 1997
Richland Hills, TX 76180